Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re Applied Optoelectronics, Inc. Derivative Litigation	Lead C.A. No. 4:18-cv-02713

This Document Relates to: ALL ACTIONS	Judge Sim Lake EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

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TO:	ALL OWNERS OF THE COMMON STOCK OF APPLIED OPTOELECTRONICS ("APPLIED OPTOELECTRONICS" OR THE "COMPANY") CURRENTLY AND AS OF AUGUST 26, 2021 ("CURRENT APPLIED OPTOELECTRONICS STOCKHOLDERS"):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE AN APPLIED OPTOELECTRONICS STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Southern District of Texas, Houston Division (the "Court"), that a proposed settlement has been reached resolving the following shareholder derivative litigation brought on behalf and for the benefit of Applied Optoelectronics, captioned In re Applied Optoelectronics, Inc. Derivative Litigation, Lead C.A. No. 4:18-cv-02713 (S.D. Tex.) (the "Consolidated Derivative Action").1

As explained below, A hearing will be held on November 4, 2021 at 1:30 p.m., before the Honorable Sim Lake, at the U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 (the "Settlement Hearing"), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Consolidated Derivative Action, including the dismissal of the Consolidated Derivative Action with prejudice. For a more detailed statement of the matters involved in the Consolidated Derivative Action and related litigation and inspection demands, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002. The Stipulation is also available for viewing on the website of Applied Optoelectronics at http://investors.ao-inc.com/. For a fee, all papers filed in the Consolidated Derivative Action are available at www.pacer.gov.

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1 All capitalized terms herein have the same meanings as set forth in the Settling Parties' Stipulation and Agreement of Settlement dated August 26, 2021 (the "Stipulation"), which is available for viewing on the website of Applied Optoelectronics at http://investors.ao-inc.com/.

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This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Consolidated Derivative Action, but is merely to advise you of the pendency and settlement of the Consolidated Derivative Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Applied Optoelectronics. The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.       RELEVANT FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, inter alia, as early as February 23, 2017, the Individual Defendants engaged in misconduct by issuing and causing the Company to issue false and misleading statements and omissions regarding the Company’s capability to easily transition from manufacturing 40-gigabit-per-second transceivers to faster 100-gigabit-per-second transceivers, the market demand of which began to markedly increase towards the end of 2015.

A.       The Derivative Actions, Class Actions, and Stockholder Demands

On August 7, 2018, plaintiff Jin filed a Verified Shareholder Derivative Complaint on behalf of Applied Optoelectronics against the Individual Defendants in this action, formerly captioned Jin v. Lin, et al., Case No. 4:18-cv-02713, asserting claims for breaches of fiduciary duties, unjust enrichment, and for violations of Section 14(a) of the Securities Exchange Act of 1934. (D.I. 1). On September 25, 2018, plaintiff Jin and the Defendants filed a stipulation with the Court requesting the Court to stay the case until the entry of any order denying the motion to dismiss the amended complaint in a related class action pending in this Court, captioned Abouzied2 v. Applied Optoelectronics, Inc. et. al., Case No. 4:17-cv-02399 (the “Rougier Securities Class Action”). (D.I. 16). The Court issued an order staying the case on September 25, 2018. (D.I. 17).

In October 2018, three stockholders filed three new securities class actions in this Court alleging facts and claims separate and distinct from the allegations in the Rougier Securities Class Action. The Court consolidated these matters into lead case number 4:18-cv-3544, captioned as In re Applied Optoelectronics, Inc. Securities Litigation (the “Taneja Securities Class Action” and together with the Rougier Securities Class Action, the “Securities Class Actions”).

On December 18, 2018, plaintiff Ng filed his own Verified Shareholder Derivative Complaint on behalf of Applied Optoelectronics in the Court against the Individual Defendants in an action captioned Ng v. Lin, et al., Case No. 4:18-cv-4751 (the “Ng Action”), asserting the same claims as in plaintiff Jin’s complaint. (Ng D.I. 1).

On January 9, 2019, plaintiffs Jin and Ng (collectively, the “Derivative Plaintiffs”) filed an unopposed motion to consolidate the two derivative actions, and on January 11, 2019, the Court issued an order consolidating the Jin and Ng actions (the “Consolidated Derivative Action”). (D.I. 18, 21).

On January 9, 2019, the parties in the Consolidated Derivative Action filed a stipulation with the Court requesting the Court to stay the Consolidated Derivative Action pending resolution of a motion to dismiss in the Rougier Securities Class Action and a motion to dismiss in the Taneja Securities Class Action. (D.I. 19). On January 15, 2019, the Court entered an order based on the parties’ stipulation, staying the Consolidated Derivative Action until (1) the entry of any order denying the motion to dismiss the amended complaint in the Rougier Securities Class Action, or a final order dismissing the Rougier Securities Class Action with prejudice, and (2) the entry of any order denying the motion to dismiss the complaint in the Taneja Securities Class Action, or a final order dismissing the Taneja Securities Class Action with prejudice. (D.I. 22).

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2 The caption was subsequently amended as Rougier v. Applied Optoelectronics, Inc., et al.

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On March 27, 2019, Judge Vanessa D. Gilmore denied the motion to dismiss in the Rougier Securities Class Action, and on January 29, 2020, this Court dismissed the Taneja Securities Class Action with prejudice and entered a final judgment. (Rougier D.I. 81; Taneja D.I. 55).

On January 9, 2019, David Bono sent an inspection demand to Applied Optoelectronics pursuant to title 8, section 220 of the Delaware Code (“Section 220”), seeking to exercise his right as a stockholder to inspect specific books and records relating to allegations substantially similar to the allegations made in the Consolidated Derivative Action. The Company did not respond or allow Bono to inspect the requested books and records. On April 10, 2019, Bono filed a verified complaint in the Delaware Court of Chancery (“Court of Chancery”) seeking an order compelling inspection pursuant to Section 220. The parties to Bono’s Section 220 action executed a Confidentiality and Non-Disclosure Agreement on March 5, 2020, and the Defendants produced documents on July 4, 2020. Bono voluntarily dismissed his Section 220 action in the Court of Chancery on June 9, 2020, without prejudice.

On July 11, 2019, another Applied Optoelectronics stockholder, Gene Holloway, made a litigation demand on the Company’s Board of Directors (“Board”), directing the Board to investigate allegations substantially similar to the allegations made in the Consolidated Derivative Action. The Board responded to Holloway’s litigation demand on December 6, 2019. On February 4, 2020, Holloway sent an inspection demand to Applied Optoelectronics pursuant to Section 220, seeking to inspect specific books and records relating to the Board’s responses to Holloway’s litigation demand (Bono’s Section 220 inspection demand, Holloway’s Section 220 inspection demand, and Holloway’s litigation demand are collectively referred to as the “Demands”). On May 8, 2020, Holloway then filed a verified complaint in the Court of Chancery seeking an order compelling inspection pursuant to Section 220. The parties to Holloway’s Section 220 action executed a Confidentiality and Non-Disclosure Agreement on June 23, 2020, and the Defendants produced documents on July 4, 2020. Holloway voluntarily dismissed his 220 action in the Court of Chancery on June 25, 2020 without prejudice.

On June 24, 2020, Derivative Plaintiffs filed a notice with the Court in the Consolidated Derivative Action that the stay of proceedings terminated on January 29, 2020. (R.I. 26). On July 2, 2020, the parties to the Consolidated Derivative Action filed a stipulation with the court and, based on that stipulation, the Court entered an order on July 2, 2020 that (i) deemed the complaint filed in Ng v. Lin, et. al., Case No. 4:18-cv-4751 (S.D. Tex.) (the “Complaint”) to be the operative complaint in the Consolidated Derivative Action and (ii) entered a briefing schedule for responses to the Complaint. (D.I. 29).

The Court then entered several orders, based on stipulations by the parties, that extended the Briefing Schedule to allow the parties to pursue a potential settlement of the Consolidated Derivative Action. (D.I. 31, 33, 35, 37, 41).

On November 9, 2020, Derivative Plaintiffs and Defendants executed a Confidentiality and Non-Disclosure Agreement (“NDA”). Pursuant to the NDA, the Defendants produced approximately 1,800 pages of confidential documents on November 13, 2020.

On December 2, 2020, Defendants filed a motion to dismiss the Complaint in the Consolidated Derivative Action, and on December 7, 2020, the Derivative Plaintiffs filed a notice that they would file an amended complaint. (D.I. 38, 39).

On January 13, 2021, the Derivative Plaintiffs filed their Verified Consolidated Amended Shareholder Derivative Complaint (“Consolidated Amended Complaint”). (D.I. 42). The Consolidated Amended Complaint included allegations based on documents produced by Defendants pursuant to the NDA.

On March 1, 2021, the Defendants filed their Motion to Dismiss Plaintiffs’ Consolidated Amended Complaint. (D.I. 46). On May 3, 2021, Derivative Plaintiffs submitted a Memorandum of Law in Opposition to Defendants’ Motion to Dismiss. (D.I. 49).

On June 4, 2021, the Court granted an extension to the Briefing Schedule to allow settlement discussions to continue. (D.I. 54). The parties submitted a joint stipulation seeking a temporary stay in order to facilitate settlement, and on June 28, 2021, the Court entered an order granting the stipulation and staying all pending deadlines for thirty (30) days. (D.I. 55, 56).

B.       Settlement Negotiations

In March 2020, Derivative Plaintiffs and Defendants agreed to attend a mediation of the Consolidated Derivative Action. The mediation was set for May 21, 2020, with experienced Phillips ADR mediator Michelle Yoshida (the “Mediator”).

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On April 27, 2020, Derivative Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to remedy perceived weaknesses in the Company’s internal controls. On July 24, 2020, the Stockholders (together with the Derivative Plaintiffs, “Plaintiffs”) sent their own settlement demand letter to Defendants.

On May 21, 2020, the Derivative Plaintiffs and the Defendants participated in the full-day mediation via Zoom conference.

The mediation did not result in a settlement. The Settling Parties, including the Stockholders, with the assistance of the Mediator, engaged in settlement negotiations through numerous conference calls and other communications thereafter.

The Settling Parties were able to reach an agreement in principle on the substantive terms of the settlement, including the corporate governance reforms that Applied Optoelectronics would adopt as consideration for the settlement.

On June 26, 2021, the Settling Parties executed a memorandum of understanding that memorialized the terms of the settlement of the Consolidated Derivative Action and the Demands (“Memorandum of Understanding”), the terms of which are set forth in full in the Stipulation (the “Settlement”).

II.       PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Consolidated Derivative Action and the Demands have substantial merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Consolidated Derivative Action or Demands. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Consolidated Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Consolidated Derivative Action and the Demands.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Applied Optoelectronics press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Actions; (iv) researching the applicable federal and state law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Consolidated Derivative Action; (vi) researching, preparing and sending the Demands and related correspondence; (vii) preparing and filing initial complaints in Holloway’s and Bono’s Section 220 actions in the Court of Chancery; (viii) reviewing internal documents produced by the Defendants pursuant to confidentiality and non-disclosure agreements; (ix) preparing and filing the Consolidated Amended Complaint; (x) researching and evaluating factual and legal issues relevant to the claims; (xi) preparing and filing the opposition to Defendants’ motion to dismiss the Consolidated Amended Complaint (xii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Consolidated Derivative Action and the Demands, and other issues in an effort to facilitate negotiations; (xiii) research into the Company’s corporate governance structure in connection with settlement efforts; (xiv) preparing comprehensive written settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (xv) participating in the full-day mediation; (xvi) negotiating and drafting the Memorandum of Understanding; and (xvii) negotiating and drafting the comprehensive Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Applied Optoelectronics. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Applied Optoelectronics and have agreed to settle the Consolidated Derivative Action and the Demands upon the terms and subject to the conditions set forth herein.

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III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants deny that they have committed or engaged in any wrongdoing or violation of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Consolidated Derivative Action and the Demands. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Consolidated Derivative Action or the Demands.

Nonetheless, Defendants have concluded that it is desirable for the Consolidated Derivative Action and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this. Defendants have, therefore, determined that it is in the best interests of Applied Optoelectronics for the Consolidated Derivative Action and the Demands to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

IV.       TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Applied Optoelectronics' website at http://investors.ao-inc.com/. The following is only a summary of its terms.

The members of Applied Optoelectronics’ Board, in exercising their business judgment, have unanimously approved this Settlement and each of its terms, including the corporate governance reforms that the Company agreed to adopt as consideration for the Settlement and the Fee and Expense Amount (defined herein), as in the best interests of Applied Optoelectronics and its stockholders.

Within sixty (60) days of entry of the Effective Date, the Board shall adopt resolutions, amend committee Charters, and/or adopt corporate governance guidelines to ensure adherence to the corporate governance reforms, which are set forth in Exhibit A to the Stipulation, and which shall remain in effect for no less than five (5) years, and which comprise the consideration for the Settlement (“Reforms”).

Applied Optoelectronics acknowledges and agrees that the filing, pendency, and settlement of the Consolidated Derivative Action and the Demands comprised the primary cause of the Company’s decision to adopt and implement the Reforms. Applied Optoelectronics acknowledges and agrees that the Reforms in their totality confer substantial benefits to Applied Optoelectronics and its stockholders.

The Reforms address the allegations underlying the Consolidated Derivative Action and the Demands.

Defendants agree and acknowledge that the Company’s decision to nominate Cynthia (Cindy) DeLaney to be elected to serve as an independent director on the Company’s Board at the 2021 Annual Meeting of the Stockholders was made as part of the Reforms, for which the filing, pendency, and settlement of the Consolidated Derivative Action, and the Demands, comprised the primary cause. The Reforms provide corporate governance improvements in the following categories:

(1)           Formalizing Risk Management Oversight and the Disclosure Committee

(2)           Improvements to Chief Compliance Officer Position

(3)           Improvements to the Audit Committee Charter

(4)           Improvements to the Nominating and Corporate Governance Committee Charter

(5)           Improvements to the Compensation Committee Charter

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(6)           Executive Reports

(7)           Employee Training in Risk Assessment and Compliance

(8)           Director Education

(9)           Insider Trading Controls

(10)       Whistleblowers

This Notice provides a summary of some, but not all, of the Reforms that the Company has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing at the Court or on Applied Optoelectronics' website at http://investors.ao-inc.com/.

V.       DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Applied Optoelectronics Stockholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Consolidated Derivative Action, without awarding costs to any party to the Consolidated Derivative Action, except as provided herein; (iii) payment of the Fee and Expense Amount; and (iv) the passing of the date upon which the Judgment becomes Final (the "Effective Date").

Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

VI.       PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated the attorneys’ fees and expenses that would be payable by the Defendants’ insurer in recognition of the substantial benefits achieved through the Settlement.

In consideration of the substantial benefits conferred upon Applied Optoelectronics as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Consolidated Derivative Action and the Demands, and subject to Court approval, Defendants’ insurer shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of five hundred and fifty thousand dollars ($550,000.00) (the “Fee and Expense Amount”). To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Consolidated Derivative Actions and the Demands, nor have counsel been reimbursed for their out-of-pocket expenses. The Settling Parties believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type. Applied Optoelectronics stockholders are not personally liable for the payment of any award of attorneys' fees and expenses.

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Plaintiffs' Counsel may apply to the Court for service awards of up to one thousand five hundred dollars ($1,500.00) for each of the four Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Consolidated Derivative Actions and the Demands. Neither Applied Optoelectronics nor any of the Individual Defendants shall be liable for any portion of any service awards.

VII. THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Sim Lake, at the U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and service awards should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or Applied Optoelectronics' website at http://investors.ao-inc.com/ for any change in date, time or format of the Settlement Hearing. Any Current Applied Optoelectronics Stockholder may, but is not required to, appear at the Settlement Hearing.

VIII. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Applied Optoelectronics Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses and service awards should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.             Your name, legal address, and telephone number;

2.             The case name and number (In re Applied Optoelectronics, Inc. Derivative Litigation, Lead C.A. No. 4:18-cv-02713);

3.               Proof of being an Applied Optoelectronics stockholder currently and as of August 26, 2021;

4.               The date(s) you acquired your Applied Optoelectronics shares;

5.               A statement of each of each objection being made;

6.               Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7.               Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before October 21, 2021. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 and serve such materials by that date, to each of the following Settling Parties' counsel:

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Counsel for Plaintiffs:	Counsel for Defendants:

Phillip Kim THE ROSENLAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016	Jeffrey S. Johnston Robert Ritchie VINSON & ELKINS, LLP 1001 Finnin, Suite 2500
Telephone: (212) 686-1060	Houston, Texas 77002
Facsimile: (212) 202-3827	Telephone: (713) 758-2198
Email: pkim@rosenlegal.com	Facsimile: (713) 615-5920
Email: jjohnston@velaw.com

Timothy Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, New York 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN OCTOBER 21, 2021. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current Applied Optoelectronics Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.       EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Applied Optoelectronics' website at http://investors.ao-inc.com/. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002. Or you can call Plaintiffs' Counsel: Timothy Brown, The Brown Law Firm P.C., 767 Third Avenue, Suite 2501, New York, New York 10017, telephone: (516) 922-5427, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR APPLIED
OPTOELECTRONICS REGARDING THIS NOTICE.

DATED:

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HONORABLE SIM LAKE

UNITED STATES DISTRICT JUDGE

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